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                                                                     EXHIBIT (M)

                              THE HUNTINGTON FUNDS
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                     AS AMENDED AND RESTATED APRIL 26, 2000


         This Plan constitutes the Distribution and Shareholder Services Plan ("Plan") of THE HUNTINGTON FUNDS, f/k/a The Monitor Funds (the "Trust"), a Massachusetts business trust, with respect to shares ("Shares") of those certain classes ("Classes") of the series of the Trust (the "Funds") set forth in an exhibit hereto. This Plan, amended and restated by the Board of Trustees of the Trust on April 26, 2000 represents the amendment and restatement of the Plan adopted by the Board of Trustees on November 8, 1995 which combined the Plan adopted by the Board of Trustees on April 24, 1992, and the Plan adopted by the Board of Trustees on May 1, 1991.

         1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Act"), to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Shares and providing shareholder services for holders of Shares.

         2. This Plan is designed to finance activities of SEI Investments Distribution Co., f/k/a SEI Financial Services Company ("SEI"), principally intended to result in the sale of Shares, to include: (a) providing incentive to broker/dealers ("Brokers") to sell Shares and to provide administrative support services to the Funds and their shareholders; (b) compensating other participating financial institutions and other persons ("Administrators") for providing administrative support services to the Funds and their shareholders;
(c) paying for the costs incurred in conjunction with advertising and marketing of Shares, to include expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders, Brokers or Administrators; and (d) other costs incurred in the implementation and operation of the Plan. In compensation for services provided pursuant to this plan, SEI will be paid fees with respect to the Classes as set forth in the exhibit hereto.

         3. Any payment to SEI in accordance with this Plan will be made pursuant to the Distribution Agreement entered into by the Trust and SEI. Any payments made by SEI to Brokers and Administrators with funds received as compensation under this Plan will be made pursuant to an agreement entered into by SEI and the Broker or Administrator.

         4. SEI has the right (i) to select, in its sole discretion, the Brokers and Administrators to participate in the Plan and (ii) to terminate without cause and in its sole discretion any agreement entered into by SEI and the Brokers or Administrators.

         5. Quarterly in each year that this Plan remains in effect, SEI shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

         6. This Plan shall become effective with respect to each Class as of the dates indicated in the exhibit hereto, provided that, as of that date, the Plan shall have been approved with respect to that Class by majority votes of
(a) the Trust's Board of Trustees, including the Trustees who are not "interested persons" of the Trust, as defined in the Act ("Disinterested Trustees") of the Trust,
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cast in person at a meeting called for the purpose of voting on the Plan; and
(b) any outstanding voting securities as defined in Section 2(a)(42) of the Act.

         7. This Plan shall remain in effect with respect to each Class for a period of one year from the effective date for that Class as set forth on an exhibit hereto, and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan.

         8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

         9. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

         10. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by SEI on 60 days notice to the particular Class.

         11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

         12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

         13. The name "The Huntington Funds" and "Trustees of The Huntington Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 29, 1991, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Huntington Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

         14. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

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                                    EXHIBIT A
                                       TO
                              THE HUNTINGTON FUNDS
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
                     AS AMENDED AND RESTATED APRIL 26, 2000


         1. The following classes of shares ("Classes") of The Huntington Funds (formerly, The Monitor Funds) (the "Trust) (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:


                                                                                               COMPENSATION
                                                                                        (as a percentage of average
                                                                                      daily net asset value of shares
           NAME                                                  DATE                    of the applicable Class)
Money Market Fund
         Investment A Shares                                  May 1, 1991                          0.25*
         Investment B Shares                                April 26, 2000                        1.00**
Ohio Municipal Money Market Fund
         Investment A Shares                                  May 1, 1991                          0.25*
         Investment B Shares                                April 26, 2000                        1.00**
U.S. Treasury Money Market Fund
         Investment A Shares                                  May 1, 1991                          0.25*
         Investment B Shares                                April 26, 2000                        1.00**
Growth Fund
         Investment A Shares                                  May 1, 1991                          0.25*
         Investment B Shares                                April 26, 2000                        1.00**
Ohio Tax-Free Fund
         Investment A Shares                                  May 1, 1991                          0.25*
         Investment B Shares                                April 26, 2000                        1.00**
Fixed Income Securities Fund
         Investment A Shares                                  May 1, 1991                          0.25*
         Investment B Shares                                April 26, 2000                        1.00**
Mortgage Securities Fund
         Investment A Shares                                April 26, 2000                         0.25*
         Investment B Shares                                April 26, 2000                        1.00**
Income Equity Fund
         Investment A Shares                               January 30, 1997                        0.25*
         Investment B Shares                                April 26, 2000                        1.00**


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
                                                                                               COMPENSATION
                                                                                        (as a percentage of average
                                                                                      daily net asset value of shares
           NAME                                                  DATE                    of the applicable Class)
Short/Intermediate Fixed Income
Securities Fund
         Investment A Shares                               January 30, 1997                        0.25*
         Investment B Shares                                April 26, 2000                        1.00**
Michigan Tax-Free Fund
         Investment A Shares                                March 31, 1998                         0.25*
         Investment B Shares                                April 26, 2000                        1.00**
Intermediate Government Income Fund
         Investment A Shares                                 April 6, 1998                         0.25*
         Investment B Shares                                April 26, 2000                        1.00**
Florida Tax-Free Money Fund
         Investment A Shares                               October 21, 1998                        0.25*
         Investment B Shares                                April 26, 2000                        1.00**

         2. SEI shall pay Brokers and Administrators a quarterly fee with respect to Investment A Shares, computed at the annual rate specified above, in accounts for which such Brokers and Administrators provide services described in paragraph 2 of the Plan. Such fee shall be accrued daily and paid quarterly. SEI shall pay Brokers and Administrators a monthly fee with respect to Investment B Shares, computed at the annual rate specified above, in accounts for which such Brokers and Administrators provide services described in paragraph 2 of the Plan. Such fee shall be accrued daily and paid monthly.

         Pursuant to Section 6 of the Plan, the undersigned has executed this Exhibit A as of April 26, 2000.




                                             -----------------------------------
                                              Mark Nagle, President

* Represents a distribution and servicing fee

** Represents 0.75% distribution fee and 0.25% servicing fee


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